EX-99.B5.b. Application Ind. Var. Annuity
Allianz Life Insurance Company
of North America
Allianz Index Advantage® Variable Annuity Application
[Contract number: ___________________]
1.	Annuity registration

Ownership is	[■ Individual/Joint	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
	■ UTMA/UGMA	■ Other]

Owner
Individual Owner first name		MI	Last name	Jr., Sr., III
Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)
Social Security Number/TIN
Mailing address				Email address
City		State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City		State	ZIP code	Cell phone number
Gender	■ Male	Date of birth (mm/dd/yyyy)	Are you a non-resident alien? ■ Yes ■ No
	■ Female		(If yes, then you are not eligible for this product.)

Joint Owner
First name		MI	Last name		Jr., Sr., III
Mailing address					Email address
City			State	ZIP code	Home telephone number
Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien? ■ Yes ■ No
■ Male	■ Female				(If yes, then you are not eligible for this product.)
Relationship to Owner ■ Spouse under a legally recognized marriage ■ Other:___________________					Social Security Number/TIN

Annuitant (Complete if different from Owner.)
First name			MI	Last name		Jr., Sr., III
Mailing address						Email address
City				State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City			State	ZIP code		Cell phone number
Gender		Social Security Number/TIN	Date of birth (mm/dd/yyyy)			Are you a non-resident alien? ■ Yes ■ No
■ Male	■ Female					(If yes, then you are not eligible for this product.)
Relationship of Annuitant to Owner ■ Spouse under a legally recognized marriage ■ Other:___________________

F40538-02	Page [1 of 9]	[(5/2015)]

2.	Purchase Payment (This section must be completed.) Make check(s) payable to Allianz Life Insurance Company of North America (Allianz).
Include replacement forms if required
Method of Payment (Select all that apply)
■ Purchase Payment enclosed with application. Amount enclosed: $________________________
Plan type at prior financial institution or contribution instructions:
Qualified	Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Inherited IRA (Qualified)
■ Contribution to Traditional IRA for year_______	■ Inherited IRA
■ Qualified Plan (401(a) plan)	■ Inherited Roth IRA
■ Other ___________________________	Nonqualified
■ Other nonqualified payment

■ This contract will be funded by money requested or facilitated by Allianz with transfer forms included. Total expected amount: $___________________
■ This contract will be funded by money requested or facilitated by Allianz when transfer forms are received at a later date. Total expected amount: $___________________
■ This Contract will be funded by money not requested or facilitated by Allianz. Total expected amount: $_________________

Plan type at prior financial institution or contribution instructions:
Qualified	Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Inherited IRA (Qualified)
■ Contribution to Traditional IRA for year_______	■ Inherited IRA
■ Qualified Plan (401(a) plan)	■ Inherited Roth IRA
■ Other ___________________________	Nonqualified
■ 1035 Exchange
■ Other nonqualified payment

3.	Plan specifics (This section must be completed to indicate how this Contract should be issued.)
These are the only available options.
Nonqualified:	■ Nonqualified
Qualified plans:	■ 401(a) defined contribution plan ■ 401(a) one person defined benefit plan
IRA:	■ Traditional IRA ■ SEP IRA ■ Roth IRA ■ Roth IRA (conversion of existing IRA )
Inherited IRA:	■ Inherited IRA ■ Inherited Roth IRA

4.	Electronic Transfer and Allocation Instructions

■ Yes
Electronic Authorization - Allianz accepts allocation and transfer instructions by electronic notification. Electronic authorizations include, but are not limited to, requests received by telephone, fax, or on our website. By checking "yes," I am authorizing and directing Allianz to act on electronic instructions from me as well as my Financial Professional and/or anyone authorized by him/her to transfer and allocate Contract Value among the Allocation Options. If the box is not checked, electronic instructions will be accepted only from me, the Owner. Allianz will use reasonable procedures to confirm that these electronic instructions are genuine. As long as these procedures are followed, the company and its officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost arising from unauthorized or fraudulent instructions. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

F40538-02	Page [2 of 9]	[(5/2015)]

5.	Replacement (This section must be completed.)

■ Yes	■ No	Do you have existing life insurance policies or annuity contracts?
■ Yes	■ No	Will the annuity contract applied for replace or change existing policies or contracts?
Notice to Financial Professional: If the Owner does have existing life insurance policies or annuity contracts and the application is being written in an NAIC replacement model state, Allianz requires that you must present and read to the Owner the Replacement of Life Insurance or Annuity form and return the notice, signed by both the Financial Professional and Owner, with the Application. Any Replacement forms must be signed and dated on or before the application signed date.

6.	Index Effective Date (This section must be completed.)
•  The Index Effective Date cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, we change the Index Effective Date to be the next available Business Day.
•  If the Index Effective Date is not the Issue Date, Purchase Payments allocated to the Index Option(s) will be placed in the [AZL® Money Market Fund] until the Index Effective Date.

■ Earliest Index Effective Date – If chosen, the earliest Index Effective Date is the Issue Date of the Contract when the initial Purchase Payment, application, and requirements are received in good order.

OR

■ Deferred Index Effective Date – If chosen, the deferred Index Effective Date is the first Quarterly Anniversary. You can change the Index Effective Date prior to the first Quarterly Anniversary by contacting Allianz.

7.	Allocation Options
•  Allocations must be in whole percentages (e.g. 33.3% or dollars are not permitted) which total 100%.
•  If Purchase Payments are received before the Index Effective Date and you select an Index Option, the following will occur:
- Your Purchase Payments will be placed in the [AZL® Money Market Fund].
- Then, on the Index Effective Date we will rebalance your Contract Value among your selected Allocation Options below.
•  If additional Purchase Payments are received after the Index Effective Date and you select an Index Option, then your Purchase Payment will be placed in the [AZL® Money Market Fund] until the next Index Anniversary.
•  We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• We only allow transfers of Index Option Value from the Index Options to the Variable Options on every [sixth Index Anniversary].
•  Please see the current prospectus for Allocation Option requirements and allocation of additional Purchase Payments received after the Index Effective Date.

Variable Options
Asset Allocation	Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® Money Market Fund
____% AZL® MVP Growth Index Strategy Fund
Index Options
Index Performance Strategy	Index Protection Strategy
____% EURO STOXX 50®	____% S&P 500® Index
____% Nasdaq-100® Index
____% Russell 2000® Index
____% S&P 500® Index

Index Guard Strategy
____% EURO STOXX 50®
____% Nasdaq-100® Index
____% Russell 2000® Index
____% S&P 500® Index
Total of ____% (must equal 100%)
F40538-02	Page [3 of 9]	[(5/2015)]

7.	Allocation Options (continued)
[The EURO STOXX 50® Index, Europe's leading Blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX has no relationship to Allianz Life Insurance Company of North America ("Allianz"), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX does not: sponsor, endorse, sell or promote Allianz products, recommend that any person invest in Allianz products or any other securities, have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products, have any responsibility or liability for the administration, management or marketing of Allianz products, consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX will not have any liability in connection with Allianz products. Speciﬁcally, STOXX does not make any warranties, express or implied and disclaims any and all warranties about: the results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50®; the accuracy or completeness of the EURO STOXX 50 and its data; the merchantability and the ﬁtness for a particular purpose or use of the EURO STOXX 50® and its data; STOXX has no liability for any errors, omissions or interruptions in the EURO STOXX 50® or its data; under no circumstances will STOXX be liable for any lost proﬁts or indirect, punitive, special or consequential damages or losses, even if STOXX knows that they might occur.
The licensing agreement between Allianz and STOXX is solely for their beneﬁt and not for the beneﬁt of the owners of Allianz products or any other third parties.]
[The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz"). The S&P 500® Index ("the Index") is a product of S&P Dow Jones Indices LLC and/or its afﬁliates and has been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective afﬁliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices' only relationship to Allianz with respect to the Index is the licensing of the Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its afﬁliates may independently issue and/or sponsor ﬁnancial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its afﬁliates may trade ﬁnancial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ THAN THE LICENSORS OF S&P DOW JONES INDICES.]
F40538-02	Page [4 of 9]	[(5/2015)]

7.	Allocation Options (continued)
[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-ﬁnancial securities listed on The NASDAQ Stock Market® based on market capitalization.
Allianz products are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its afﬁliates (NASDAQ OMX, with its afﬁliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, Allianz products.   The Corporations make no representation or warranty, express or implied to the owners of Allianz products or any member of the public regarding the advisability of investing in securities generally or in Allianz products particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America ("Licensee") is in the licensing of the NASDAQ®, NASDAQ OMX®, NASDAQ-100®, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or Allianz products.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of Allianz products into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of Allianz products to be issued or in the determination or calculation of the equation by which Allianz products are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Allianz products.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the NASDAQ-100 index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of Allianz products, or any other person or entity from the use of the NASDAQ-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or ﬁtness for a particular purpose or use with respect to the NASDAQ-100 Index® or any data included therein.  Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost proﬁts or special, incidental, punitive, indirect, or consequential damages, even if notiﬁed of the possibility of such damages.]
[The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks.  The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
Allianz products are not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of Allianz products or any member of the public regarding the advisability of investing in securities generally or in Allianz products particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell's only relationship to Allianz Life Insurance Company of North America ("Allianz") is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Allianz or Allianz Life of New York products. Russell is not responsible for and has not reviewed the Allianz products nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of Allianz products.
RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ALLIANZ, INVESTORS, OWNERS OF ALLIANZ PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]
F40538-02	Page [5 of 9]	[(5/2015)]

8.	Beneficiary designation (If additional space is needed, attach a complete list signed and dated by Owner(s).)
■ Primary	Percentage	Relationship	Social Security Number /TIN	Phone Number
■ Contingent
Individual First name	MI	Last Name	Date of birth (mm/dd/yyyy)	Gender
■ Male ■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-Individual Beneficiary name

Street Address		City	State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number /TIN	Phone Number
■ Contingent
Individual First name	MI	Last Name	Date of birth (mm/dd/yyyy)	Gender
■ Male ■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-Individual Beneficiary name

Street Address		City	State	Zip Code
■ Primary	Percentage	Relationship	Social Security Number /TIN	Phone Number
■ Contingent
Individual First name	MI	Last Name	Date of birth (mm/dd/yyyy)	Gender
■ Male ■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-Individual Beneficiary name

Street Address		City	State	Zip Code
F40538-02	Page [6 of 9]	[(5/2015)]

[9].	Financial Professional

Notice to Financial Professional: Product training has been completed that is applicable for the state for which this sale occurred.
By signing below, the Financial Professional certifies to the following:

•	I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
•	The Owner statement regarding existing policies or annuity contracts is true and accurate to the best of my knowledge and belief.
•	The Owner statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
•	I hereby certify that I only used sales materials that were previously approved by Allianz in my presentation.
•	I further certify that I left a copy of all sales material used during my presentation with the applicant.
•	I have provided the Owner with all appropriate disclosure and replacement requirements prior to the completion of this application.
•	If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Financial Professional's signature	B/D Rep. ID

Financial Professional's first and last name (please print)	Percent split

Financial Professional's signature (split case)	B/D Rep. ID

Financial Professional's first and last name (please print) (split case)	Percent split

Financial Professional's address	Financial Professional's telephone number

Broker/dealer name (please print)
Authorized signature broker/dealer (if required)

Commission options ■ A ■ B ■ C

[10.	Certification of Taxpayer Identification Number]

[If you are applying for this product and/or requesting payments as a U.S. Person, the IRS requires you to agree to the following statements. If you are not a U.S. Person, you are not eligible to apply for this product.
Under penalties of perjury, I certify that:
1.	The Taxpayer Identiﬁcation Number shown on this form is correct or I am waiting for a number to be issued to me.
If the IRS has notiﬁed you that you are currently subject to backup withholding because you failed to report interest and dividends on your tax return, you must cross out item 2 below.
2.I am not subject to backup withholding because:
a.I am exempt from backup withholding, or
b.	I have not been notiﬁed by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or
c.	The IRS has notiﬁed me that I am no longer subject to backup withholding.
3.I am a U.S. person, and
4.I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.
The IRS does not require your consent to any provision of this document other than the certiﬁcations required to avoid backup withholding.]

F40538-02	Page [7 of 9]	[(5/2015)]

[11].	Statement of Owner
The following states require Owners to read and acknowledge the statement for your state below.

Alabama, Arkansas, Massachusetts, Rhode Island and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
New Mexico: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FEAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURNACE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Oklahoma: WARNING: Any person who knowingly, and with
intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

By signing below, the Owner acknowledges the applicable statements mentioned above and agrees to the following:
•	I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.
•	I understand that the Contract Value may increase or decrease depending on the investment results of the Allocation Options and that there is no guaranteed minimum Variable Account Value.
•	To the best of my knowledge and belief, all statements and answers in this application are complete and true.
•	No representative is authorized to modify this agreement or waive any Allianz rights or requirements.
•	If this contract is being funded by an indirect rollover, I have complied with the requirement that only on rollover is permitted within a one year period from all of the IRAs I own.
For information on current benefit features, restrictions or charges please review with your Financial Professional.
The statement of additional information is available at [www.allianzlife.com].

As the authorized signer, please sign your name and date below in the appropriate space or we will not be able to process your request.
Signed at (City, State)

Contract owner's signature:_________________________________________________		Date: ________________________
MMDD/YYYY

Joint contract owner's signature: ____________________________________________		Date: ________________________
MMDD/YYYY

Alternate signatures, if applicable

Trust:__________________________	As trustee of the:_________________________	Date: ________________________
TRUSTEE'S SIGNATURE	TRUST NAME(PRINTED)	MMDD/YYYY

Power of attorney:_________________	By: ____________________________________	Date: ________________________
CONTRACT OWNER'S NAME (PRINTED)	ATTORNEY IN FACT'S SIGNATLURE(S)	MMDD/YYYY

F40538-02	Page [8 of 9]	[(5/2015)]

Please submit your form through one of the options below:

Email completed forms to:
[variableannuity@send.allianzlife.com]

OR

Web upload:
You can scan and upload your signed and completed form by logging in to your account at Allianzlife.com]

OR

Mail:
Applications that HAVE a check attached:
[Regular mail	[Overnight mail
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW 5989	NW 5989
PO Box 1450	1801 Parkview Drive
Minneapolis, MN 55485-5989]	Shoreview, MN 55126]

OR

Applications that DO NOT HAVE a check attached:
[Regular mail	[Overnight mail
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561]	Golden Valley, MN 55416-1297]

OR

[Fax: 763.765.7912]

[Any questions? Call us at 800.624.0197]

F40538-02	Page [9 of 9]	[(5/2015)]